Exhibit 10(v)

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AWARD AGREEMENT
(For Non-Qualified Stock Option)

To:                                             Number:
(Name of Optionee)
                           Date of Grant:

There hereby is granted to you, as a Director of Invacare Corporation ( “Invacare” ) or  of  a subsidiary, an option to purchase ______ Invacare Common Shares, no par value, at an option price of $_______ per Share. This option is granted to you pursuant to the Invacare Corporation 2003 Performance Plan (the “Plan”) and is subject to the terms and conditions set forth below.  This option is not an incentive stock option as defined in Section 422 of the Internal Revenue Code (the “Code”).  Please acknowledge your acceptance of the terms of this option by signing on  the reverse side.

/s/ A. Malachi Mixon, III
A. Malachi Mixon, III
Chairman and Chief Executive Officer

I.  PURCHASE RIGHTS & EXERCISE DATES
    You shall be entitled to exercise this option with respect to the percentage of shares indicated on or after the date shown opposite such percentage, rounded to the nearest whole share:

   Cumulative Maximum
Percentage of Optioned
  Shares which may be
 purchased by exercise                        Date beginning on which
       of the Option                                 Option may be exercised
                  100%

    To the extent that the option becomes exercisable with respect to any shares, as shown above, the option may thereafter be exercised by you either with respect to all or any number of such shares based upon the exercise date(s) you have elected as of the date of this grant and are attached to this option agreement, or at such other dates as provided in Section II (b) or Section V.  However, no fractional shares may be purchased.  Except as provided herein, the option may not be exercised unless you are a Director at the time of exercise.

II.  TERM OF OPTION
     The term of the option shall be for a period of ten (10) years commencing on the Date of Grant as set forth above.  The option shall expire at the close of regular business hours at Invacare's principal office on the last day of the term of the option, or, if earlier, on the applicable expiration date provided in this Agreement.

     (a)  Your option shall not be affected by any temporary leave of absence approved in writing by Invacare and described in Section 1.421-7(h) of the Federal Income Tax Regulations.  If you cease to be a Director for any reason other than death, you may exercise your option only to the extent of such purchase rights as may exist pursuant to Paragraph I as of the date you cease to be a Director and which have not been exercised.  Upon your ceasing to be a Director, other than by Retirement as defined by Invacare’s Compensation Committee (the “Committee”) (in which case you shall become a Retired Director), such purchase rights shall in any event terminate upon the earlier of (a) three (3) months [one (1) year if you ceased to be a Director, because of a disability (as such term is defined in Section 72(m) (7) of the Code)] after the date you ceased to be a Director, or (b) the exercise date you have elected as of the date of this grant.  If you become a  Retired Director, as defined, you retain your purchase rights as may exist pursuant to Paragraph I, as of the date you cease to be a Director and which have not been exercised, until the option terminates pursuant to Paragraph II.

     (b)  If you die while you are a Director, a Retired Director or within nine (9) months of your having ceased to be a Director, a personal representative may exercise the option to the extent of your purchase rights as may exist pursuant to Paragraph I at the date of your death and which have not been exercised; provided, however, that such purchase rights shall in any event terminate upon the earlier of:  (i)  one (1) year after you cease to be an employee, unless you are a Retired Director in which case you shall have one (1) year subsequent to your death; or (ii)  the exercise date you have elected as of the date of this grant.

   (c)  In the event you cease to serve on the Board during the applicable period your option shall be pro-rated for the percent of time served.  If you do not attend a meeting of the Board and would not have received a cash payment for such meeting, then your option grant shall be proportionately reduced.

    (d) If permitted by law, in the event the Committee finds that you intentionally committed an act materially inimical to the interests of Invacare or a subsidiary, your unexercised purchase rights will terminate as of the time you committed such act, as determined by the Committee.

III.  TERMINATION OF OPTION UNDER
CERTAIN CIRCUMSTANCES

If permitted by law, the Committee may cancel your option at any time if you are not in compliance with all applicable provisions of this Agreement or the Plan or if you, without the prior written consent of the Committee, engage in any of the following activities:  (i)  you render services for an organization, or engage in a business, that is, in the judgment of the Committee, in competition with Invacare; or (ii) you disclose to anyone outside of Invacare, or use for any purpose other than Invacare's business, any confidential  information or material relating to  Invacare, whether acquired by you during or after employment with Invacare, in a fashion or with a result that is or may be injurious to the best interests of Invacare, as determined by the Committee.

   The Committee may, in its discretion and as a condition to the exercise of your option, require you to represent in writing that you are in compliance with all applicable provisions of this Agreement and the Plan and have not engaged in any activities referred to in clauses (i) and (ii) above.

IV.  EXERCISE OF OPTION
      The option may be exercised by delivering to the Invacare Finance Department, at Invacare's principal office, a completed Notice of Exercise of Option (obtainable from the Finance Department) setting forth the number of shares with respect to which your option is being exercised.  Such Notice shall be accompanied by either  payment in full for the  shares, or the execution of a cashless exercise in accordance with the procedures established by the Committee.

V.  CHANGE IN CONTROL
     Upon  a change in control (as such term is defined in the Plan as in effect at the time of such event), unless and to the extent otherwise determined by Invacare's Board of Directors, you may exercise your option with respect to all shares covered therein.

VI.  TRANSFERABILITY
       This Agreement shall be binding upon and inure to the benefit of any successor of Invacare and your heirs, estate and personal representative.  Your option shall not be transferable other than by  Will or the laws of descent and distribution, and your option may be exercised during your lifetime only by you provided that a guardian or other legal representative, who has been duly appointed may,  except as otherwise provided in the Plan, exercise the option on your behalf.  Your personal representative shall act in your place with respect to exercising the option or taking any other action pursuant to the Agreement.

VII.  ADJUSTMENTS OR AMENDMENTS
        In the event that, subsequent to the date of this Agreement, the outstanding common shares of Invacare are, as a result of a stock split, stock dividend, combination or exchange of shares, exchange of other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, liquidation, dissolution, sale of assets or other such change, including, without limitation, any transaction described in Section 424(a) of the Code, increased, decreased, changed into or exchanged for a different number or kind of shares of stock or other securities of Invacare or another entity or converted into cash, then, except as otherwise provided below, (i) there shall automatically be substituted for each Invacare common share subject to an unexercised option, the amount of cash or other securities into which each outstanding Invacare common share shall be converted or exchanged and (ii) the option price per common share or unit of securities shall be increased or decreased proportionally so that the aggregate purchase price for any securities subject to the option shall remain the same as immediately prior to such event.  Notwithstanding the preceding provisions of this Article VII, the Committee may, in its sole discretion, make other adjustments or amendments to the securities subject to options and/or amend the provisions of the Plan and/or this Agreement (including, without limitation, accelerating the date on which unexercised options shall expire or terminate), to the extent appropriate, equitable and in compliance with the provisions of Section 424(a) of the Code to the extent applicable and any such adjustment or amendment shall be final, binding and conclusive.  Any such adjustment or amendment shall provide for the elimination of fractional shares.

VIII.  PROVISIONS OF PLAN CONTROL
         This Agreement is subject to all of the terms, conditions and provisions of the Plan (all of which are incorporated herein by reference) and to such rules, regulations, and interpretations related to the Plan as may be adopted by the Committee and as may be in effect from time to time.  In the event and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions, and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.  The Committee has authority to interpret and construe any provision of this Agreement and its interpretation and construction shall be binding and conclusive.

IX.   LIABILITY
        The liability of Invacare under this Agreement and any distribution of shares made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of this Agreement shall be construed to impose any liability on Invacare, its officers, employees or any subsidiary with respect to any loss, cost or expense which you may incur in connection with or arising out of any transaction in connection with this Agreement.

X.  WITHHOLDING
      You agree that, as a condition to your exercise of this Option,  Invacare may, if so required by tax regulations, make appropriate provision for tax withholding with respect to the transactions contemplated by this Agreement.

ACCEPTANCE

The undersigned hereby accepts the terms of the stock option granted herein and acknowledges receipt of a copy of the Invacare Corporation 2003 Performance Plan.

_________________________        ___________________
(Signature of Optionee)                                 (Date)